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                                                                    Exhibit 10.9

                           SECOND AMENDMENT TO THE LEASE
                                        FOR
                                  INTRAWARE, INC.


THIS SECOND AMENDMENT TO THE LEASE (the "Second Amendment") is made and entered into as of this 31st day of March, 1998, by and between Sleepy Hollow Investment Company 1, a general partnership ("Landlord") and Intraware, Inc., a Delaware corporation ("Tenant").

WHEREAS, pursuant to that certain office Lease dated August 23, 1996 and First Amendment to the Lease dated May 5, 1997 (hereinafter referred to as "the Lease"), Landlord leased to Tenant and Tenant leased from Landlord the premises located at 25 Orinda Way, Suite 101 and Suite 310 in the City of Orinda, County of Contra Costa, State of California, all as more particularly described in the Lease (the "Premises"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to modify the rent, incorporate additional leased premises, and extend the Lease term.

NOW, THEREFORE, for a valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to further amend the Lease as follows:

     1.   Premises:                The Premises shall be increased by
                                   approximately 10,256 rentable square feet from approximately 8,406 rentable square feet
                                   (Suites 101 and 310) to approximately 18,662 rentable square feet (Suites 101, 200, 210,
                                   301, 308, 310, and 320).

     2.   Term/Commencement:       The Lease term is hereby extended through
                                   April 30, 2001.  The term of this Second
                                   Amendment shall commence as follows:

                                   a)   Rent shall commence April 1, 1998 on
                                   first floor and third floor Premises
                                   consisting of suites 101, 301, 308, 310 and 320 totaling approximately 12,726 rentable square feet.

                                   b)   Rent shall commence May 1, 1998 on
                                   entire Premises consisting of Suites 101, 200, 210, 301, 308, 310 and 320 totaling approximately 18,662 rentable square feet.

     3.   Base Rent:               The base monthly rent is adjusted as follows:

                                   Month                              Base Rent
                                   -----                              ---------
                                   April, 1998                        $26,724.60 per month
                                   May 1, 1998 - March 31, 1999        39,190.20 per month
                                   April 1, 1999 - March 31, 2000      41,056.40 per month
                                   April 1, 2000 - April 30, 2001      43,855.70 per month

     4.   Operating Expenses:      Approximately 12,196 rentable square feet of
                                   Tenant's premises (Suites 200, 210, 301, 308,
                                   310 and 320) shall be full service and shall have a 1998 base year for operating expenses;
                                   adjusted for a full twelve (12) months of occupancy.

     5.   Tenant Improvements:     Landlord shall, at Landlord's sole cost and
                                   expense, provide building standard
                                   improvements pursuant to the attached Exhibit
                                   A. Tenant shall pay for mutually agreed upon upgrades including design fees. The upgrades, at this time, include flooring, doors and hardware for Suite 210 and the main entry door for Suite 101 only. The upgrade costs shall not exceed seven thousand five hundred dollars ($7,500.00).

     6.   Parking:                 Pursuant to the attached parking plan,
                                   Tenant's designated parking shall be
                                   increased by 34 stalls from 28 to a total of 62 spaces.

     7.   Option to Renew:         Paragraph 25 of the Lease shall be changed to
                                   the following:
                                   If Tenant is not then and has not been in default of any of the terms and conditions of the lease, including timely payment of rent, Tenant shall have one (1) two (2) year option to renew this lease at a base rent of forty five thousand seven hundred twenty one dollars and 90/100 ($45,721.90) per month for year one (1) and forty seven thousand five hundred eighty eight dollars and 10/100
                                   ($47,588.10) per month for year two (2).
                                   Tenant shall provide written notification to Lessor at least 150 days prior to the

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                                   lease expiration.  If Tenant does not provide
                                   timely written notice, or has had more than two (2) late rental payments in any twelve month period, this option is void.


     8.   Utilities:               Paragraph 5 of the Lease is hereby modified
                                   relative to Suites 200, 210, 301, 308, 310
                                   and 320 to include gas, heat, light,
                                   electricity and air conditioning during
                                   reasonable business hours which are hereby defined as 6:00 a.m. to 6:00 p.m., Monday through Friday. Pursuant to discussions with Tenant and Tenants workstation vendor, Lessor has provided only standard electrical circuits (2 circuits per whip/J-box location for workstations - no isolated or dedicated isolated grounds have been provided). All other electrical in the suites is "as-is", except a dedicated outlet has been provided on the 3rd floor for a copier. If Lessee's power demands or requirements exceed that provided initially, Lessee shall be responsible for the cost to modify the electrical to meet its needs and correct any problems resulting from same, including base building electrical modifications if required.

     9.   Expansion/Termination:   Paragraphs 25, 26, and 27 of the Lease are
                                   hereby void and of no further force and
                                   effect.


Except as set forth in this Second Amendment to the Lease, the Lease shall remain unmodified and in full force and effect and is incorporated herein by reference. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment to the Lease, the terms of this Second Amendment to the Lease shall control.

This Second Amendment to the Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors, assignees and representatives.

LANDLORD:                                    TENANT:

SLEEPY HOLLOW INVESTMENT CO. I,              INTRAWARE, INC.,
a general partnership                        a Delaware Corporation


By: /s/ Adam T. Henderson                    By: /s/ Donald M. Freed
   ---------------------------------            -----------------------------
     Adam T. Henderson                            Donald M. Freed

Its: President                               Its: Chief Financial Officer
    --------------------------------             ----------------------------

Date: 5/19/98                                Date: 5/19/98
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